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EXHIBIT 32.1

  CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT
       TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
                            SARBANES-OXLEY ACT OF 2002

        In connection with the quarterly report on Form 10-QSB of ConectiSys Corporation (the "Company") for the quarterly period ended June 30, 2006 (the "Report"), the undersigned hereby certifies in his capacity as Chief Executive Officer and Chief Financial Officer of the Company, pursuant to 18 U.S.C.
section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

        2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 17, 2006                          /s/     ROBERT A. SPIGNO
                                                ------------------------
                                                Robert A. Spigno,
                                                Chairman of the Board,
                                                President, Chief Executive
                                                Officer and Chief Financial
                                                Officer (principal executive
                                                officer and principal financial
                                                and accounting officer)

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.